Exhibit 10.38

INDEMNITY AGREEMENT

THIS AGREEMENT executed on ___________________, 20__.

BETWEEN:

RITCHIE BROS. AUCTIONEERS INCORPORATED, a corporation amalgamated under the laws of Canada and having an office at 9500 Glenlyon Parkway, Burnaby, British Columbia, V5J 0C6

(the “Corporation”)

AND:

●, of _____________________________________

(the “Indemnified Party”)

WHEREAS:

A.	The Indemnified Party:

(a)	is or has been a director or officer of the Corporation, or

(b)	acts or has acted, at the Corporation’s request, as a director or officer of, or in a similar capacity for, an Interested Corporation (as defined herein);

B.	The Corporation acknowledges that the Indemnified Party, by virtue of his acting as a director or officer of the Corporation or the Interested Corporation and in exercising business judgment, making decisions and taking actions in furtherance of the business and affairs of any such corporation or entity may attract personal liability;

C.	The Indemnified Party has agreed to serve or to continue to serve as a director or officer of the Corporation or the Interested Corporation subject to the Corporation providing him with an indemnity against certain liabilities and expenses and, in order to induce the Indemnified Party to serve and to continue to so serve, the Corporation has agreed to provide the indemnity herein;

D.	The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities and expenses which the Indemnified Party may incur or sustain as a result of the Indemnified Party so acting as a director or officer; and

E.	The By-Laws of the Corporation contemplate that the Indemnified Party may be so indemnified.

THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Indemnified Party so agreeing to act and the mutual premises, promises and conditions herein (the receipt and sufficiency of which is acknowledged by the Corporation), the parties agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement unless there is something in the subject matter or context inconsistent therewith, the following capitalized words will have the following meanings:

(a)	“CBCA” means the Canada Business Corporations Act as amended or reenacted.

(b)	“Claim” means any action, cause of action, suit, complaint, proceeding, arbitration, judgment, award, assessment, order, investigation, enquiry or hearing howsoever arising and whether arising in law, equity or under statute, rule or regulation or ordinance of any governmental or administrative body.

(c)	“Interested Corporation” means any subsidiary of the Corporation or any other corporation, society, partnership, association, syndicate, joint venture or trust, whether incorporated or unincorporated, in which the Corporation is, was or may at any time become a shareholder, creditor, member, partner or other stakeholder.

1.2	Interpretation

For the purposes of this Agreement, except as otherwise provided:

(a)	“this Agreement” means this Indemnity Agreement as it may from time to time be supplemented or amended and in effect;

(b)	all references in this Agreement to “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(c)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)	the headings are for convenience only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)	the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto;

(f)	where the time for doing an act falls or expires on a day other than a business day, the time for doing such act is extended to the next day which is a business day; and

(g)	any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation.

Article 2
INDEMNITY

2.1	Indemnities

(a)	General Indemnity - Except as otherwise provided herein, the Corporation agrees to indemnify and save the Indemnified Party harmless, to the fullest extent permitted by law, including but not limited to that permitted under the CBCA, as the same exists on the date hereof or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment) from and against any and all costs, charges, expenses, fees, losses, damages or liabilities (including legal or other professional fees), without limitation, and whether incurred alone or jointly with others, which the Indemnified Party may suffer, sustain, incur or be required to pay and which arise out of or in respect of any Claim which may be brought, commenced, made, prosecuted or threatened against the Indemnified Party, the Corporation, the Interested Corporation or any of the directors or officers of the Corporation or by reason of his acting or having acted as a director or officer of the Corporation or Interested Corporation and any act, deed, matter or thing done, made or permitted by the Indemnified Party or which the Indemnified Party failed or omitted to do arising out of, or in connection with the affairs of the Corporation or Interested Corporation or the exercise by the Indemnified Party of the powers or the performance of the Indemnified Party's duties as a director or officer of the Corporation or the Interested Corporation including, without limitation, any and all costs, charges, expenses, fees, losses, damages or liabilities which the Indemnified Party may suffer, sustain or reasonably incur or be required to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of counsel or other professional advisor or otherwise, or any amount paid to settle any Claim or satisfy any judgment, fine or penalty, provided, however, that the indemnity provided for in this Section 2.1 will only be available if:

(i)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation or the Interested Corporation, as the case may be; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his conduct was lawful.

(b)	Indemnity in Derivative Claims etc. - in respect of any action by or on behalf of the Corporation or the Interested Corporation to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party by reason of the Indemnified Party acting or having acted as a director or officer of or otherwise associated with the Corporation or the Interested Corporation, the Corporation shall, with the approval of a court of competent jurisdiction, indemnify and save the Indemnified Party harmless against all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action to the same extent as provided or in Section 2.1 provided the Indemnified Party fulfils the conditions set out in Section 2.1(a)(i) and 2.1(a)(ii) above.

(c)	Indemnity as of Right - notwithstanding anything herein, the Corporation shall indemnify and save the Indemnified Party harmless in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal, administrative or investigative action or proceeding to which the Indemnified Party is subject because of his acting or having acted as a director or officer of or otherwise associated with the Corporation or the Interested Corporation, if the Indemnified Party:

(i)	was not judged by a court of competent jurisdiction to have committed any fault or omitted to do anything that the individual ought to have done; and

(ii)	fulfils the conditions set out in Section 2.1(a)(i) and 2.1(a)(ii) above.

(d)	Incidental Expenses - except to the extent such costs, charges, expenses, fees or liabilities are paid by an Interested Corporation, the Corporation shall pay or reimburse the Indemnified Party for reasonable travel, lodging or accommodation costs, charges or expenses paid or incurred by or on behalf of the Indemnified Party in carrying out his duties as a director or officer of the Corporation or the Interested Corporation, whether or not incurred in connection with any Claim.

2.2	Specific Indemnity for Statutory Obligations

Without limiting the generality of Section 2.1 hereof, the Corporation agrees, to the extent permitted by law, that the indemnities provided herein shall include all costs, charges, expenses, fees, fines, penalties, losses, damages or liabilities arising by operation of statute, rule, regulation or ordinance and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation or the Interested Corporation by reason of the Indemnified Party acting or having acted as a director or officer thereof, including but not limited to, any statutory obligations or liabilities that may arise to creditors, employees, suppliers, contractors, subcontractors, or any government or agency or division of any government, whether federal, provincial, state, regional or municipal.

2.3	Taxation

Without limiting the generality of Section 2.1 hereof, the Corporation agrees that the payment of any indemnity to or reimbursement of the Indemnified Party hereunder shall include any amount which the Indemnified Party may be required to pay on account of applicable income, goods or services or other taxes or levies arising out of the payment of such indemnity or reimbursement such that the amount received by or paid on behalf of the Indemnified Party, after payment of any such taxes or other levies, is equal to the amount required to pay and fully indemnify the Indemnified Party for such costs, charges, expenses, fees, losses, damages or liabilities, provided however that any amount required to be paid with respect to such taxes or other levies shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such taxes or other levies.

2.4	Partial Indemnification

If the Indemnified Party is determined to be entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the costs, charges, expenses, fees, losses, damages or liabilities incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined to be so entitled.

2.5	Exclusions to Indemnity

The Corporation shall not be obligated under this Agreement to indemnify or reimburse the Indemnified Party:

(a)	in respect to which the Indemnified Party may not be relieved of liability under the CBCA or otherwise at law; or

(b)	to the extent that Section 16 of the U.S. Securities Exchange Act of 1934 is applicable to the Corporation, for expenses or the payment of profits arising from the purchase and sale by the Indemnified Party of securities in violation of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(c)	with respect to any Claims initiated or brought voluntarily by the Indemnified Party without the written agreement of the Corporation, except with respect to any Claims brought to establish or enforce a right under this Agreement or any other statute, regulation, rule or law.

Article 3
CLAIMS AND PROCEEDINGS WHICH MAY GIVE RISE TO INDEMNITY

3.1	Notices of the Proceedings

The Indemnified Party shall give notice, in writing, to the Corporation forthwith upon the Indemnified Party being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or the Interested Corporation or the Indemnified Party which may give rise to a claim for indemnification under this Agreement, and the Corporation agrees to notify the Indemnified Party, in writing, forthwith upon it or any Interested Corporation being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability hereunder except to the extent that the failure materially prejudices the Corporation or Interested Corporation.

3.2	Subrogation

Promptly after receiving notice of any Claim or threatened Claim from the Indemnified Party, the Corporation may, and upon the written request of the Indemnified Party shall, promptly assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. If the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

3.3	Separate Counsel

In connection with any Claim in respect of which the Indemnified Party may be entitled to be indemnified hereunder, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party's choosing and to participate in the defence thereof but the fees and disbursements of such counsel shall be at the expense of the Indemnified Party (for which the Indemnified Party will not be entitled to claim from the Corporation) unless:

(a)	the Indemnified Party reasonably determines that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Corporation or the Interested Corporation, as the case may be, or that a conflict of interest exists which makes representation by counsel chosen by the Corporation not advisable;

(b)	the Corporation has not assumed the defence of the Claim and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable period of time after receiving notice thereof; or

(c)	employment of such other counsel has been authorized by the Corporation;

in which event the reasonable fees and disbursements of such counsel shall be paid by the Corporation, subject to the terms hereof.

3.4	No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be indemnified hereunder, in full or in part, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity hereunder.

3.5	Settlement of Claim

No admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party, such consent not to be unreasonably withheld. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its consent, such consent not to be unreasonably withheld.

Article 4
INDEMNITY PAYMENTS, ADVANCES AND INSURANCE

4.1	Court Approvals

If the payment of an indemnity hereunder requires the approval of a court under the provisions of the Canada Business Corporations Act or otherwise, either of the Corporation or, failing the Corporation, the Indemnified Party may apply to a court of competent jurisdiction for an order approving the indemnity of the Indemnified Party pursuant to this Agreement.

4.2	Advances

(a)	If the Board of Directors of the Corporation has determined, in good faith and based on the representations made to it by the Indemnified Party, that the Indemnified Party is or may to be entitled to indemnity hereunder in respect of any Claim, the Corporation shall, at the request of the Indemnified Party, either pay such amount to or on behalf of the Indemnified Party by way of indemnity or, if the Board of Directors is unwilling to pay or is unable to determine if it is entitled to pay that amount by way of indemnity, then the Corporation shall advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party any costs, charges, expenses, retainers or legal fees incurred or paid by the Indemnified Party in respect to such Claim.

(b)	Any advance made by the Corporation under Section 4.2(a) shall be treated as a loan to the Indemnified Party, pending approval by the Board of Directors of the payment thereof as an indemnity and advanced to or for the benefit of the Indemnified Party on such terms and conditions as the Board of Directors may prescribe which may include interest, the provision of security or a guarantee or indemnity therefor. Notwithstanding the generality of the foregoing, the terms of any such advance shall provide that in the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified in respect of any amount for which an advance was made, or that the Indemnified Party is not entitled to be indemnified for the full amount advanced, or the Indemnified Party has received insurance or other compensation or reimbursement payments from any insurer or third party in respect of the same subject matter, such advance, or the appropriate portion thereof, shall be repaid to the Corporation, on demand.

4.3	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude and shall incorporate any other rights to which the Indemnified Party may be entitled under any provision of the CBCA or otherwise at law, the Articles or By-Laws of the Corporation, the constating documents of any Interested Corporation, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of his capacity as a director or officer of the Corporation, an Interested Corporation, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of or be associated with the Corporation or the Interested Corporation.

4.4	Insurance

The Corporation shall, to the extent permitted by law, purchase and maintain, or cause to be purchased and maintained, for so long as the Indemnified Party remains a director or officer of the Corporation or the Interested Corporation, and for a period of six (6) years thereafter, insurance for the benefit of the Indemnified Party (or a rider, extension or modification of such policy to extend the time within which a Claim would be required to be reported by the Indemnified Party under such policy after the Indemnified Party has ceased to be a director or officer) on terms no less favourable than the maximum coverage in place while the Indemnified Party served as a director or officer of the Corporation or as the Corporation maintains in existence for its then serving directors and officers and provided such insurance or additional coverage is available on commercially reasonable terms and premiums therefor.

4.5	Notification of Transactions

The Corporation shall immediately notify the Indemnified Party upon the Corporation entering into or resolving to carry out any arrangement, amalgamation, winding-up or any other transaction or series of transactions which may result in the Corporation ceasing to exist as a legal entity or substantially impairing its ability to fulfill its obligations hereunder and, in any event, shall give written notice not less than 21 days prior to the date on which such transaction or series of transactions are expected to be carried out or completed.

4.6	Arrangements to Satisfy Obligations Hereunder

The Corporation shall not carry out or complete any transaction contemplated by Section 4.5, unless and until the Corporation has made adequate arrangements, satisfactory to the Indemnified Party, acting reasonably, to fulfill its obligations hereunder, which arrangements may include, without limitation, the assumption of any liability hereunder by any successor to the assets or business of the Company or the prepayment of any premium for any insurance contemplated in Section 4.4.

4.7	Payments or Compensation from Third Parties

The Indemnified Party, before claiming indemnification or reimbursement under this Agreement, shall use reasonable efforts to make claims under any applicable insurance policy or arrangements maintained or made available by the Corporation or the Interested Corporation in respect of the relevant matter. If the Indemnified Party receives any payment under any insurance policy or other arrangements maintained or made available by the Corporation or the Interested Corporation in respect of any costs, charges, expenses, fees, damages or liabilities which have been paid to or on behalf of the Indemnified Party by the Corporation pursuant to indemnification under this Agreement, the Indemnified Party shall pay back to the Corporation an amount equal to the amount so paid to or on behalf of the Indemnified Party by the Corporation.

Article 5
GENERAL

5.1	Company and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters hereunder.

5.2	Effective Time

This Agreement shall be deemed to have effect as and from the first date upon which the Indemnified Party was appointed or elected as a director or officer of the Corporation or the Interested Corporation, notwithstanding the date of actual execution of this Agreement by the parties hereto.

5.3	Extensions, Modifications

This Agreement is absolute and unconditional and the obligations of the Corporation shall not be affected, discharged, impaired, mitigated or released by the extension of time, indulgence or modification which the Indemnified Party may extend or make with any person regarding any Claim against the Indemnified Party or in respect of any liability incurred by the Indemnified Party in acting as a director or officer of the Corporation or an Interested Corporation.

5.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

5.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

5.6	Modification

No modification of this Agreement shall be valid unless the same is in writing and signed by the Corporation and the Indemnified Party.

5.7	Termination

The obligations of the Corporation shall not terminate or be released upon the Indemnified Party ceasing to act as a director or officer of the Corporation or the Interested Corporation at any time or times unless, in acting as a director or officer of an Interested Corporation, the Indemnified Party is no longer doing so at the request or on behalf of the Corporation. Except as otherwise provided, the Corporation's obligations hereunder may be terminated or released only by a written instrument executed by the Indemnified Party.

5.8	Notices

Any notice to be given by one party to the other shall be sufficient if delivered by hand, deposited in any post office in Canada, registered, postage prepaid, or sent by means of electronic transmission (in which case any message so transmitted shall be immediately confirmed in writing and mailed as provided above), addressed, as the case may be:

(a)	To the Corporation:

9500 Glenlyon Parkway
Burnaby, British Columbia
V5J 0C6

Attention: Corporate Secretary

Facsimile: (778) 331-5501

(b)	To the Indemnified Party:

●

 ____________________
____________________
____________________

or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day (exclusive of Saturdays, Sundays and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following. In case of an interruption of the postal service, all notices or other communications shall be delivered or sent by means of electronic transmission as provided above, except that it shall not be necessary to confirm in writing and mail any notice electronically transmitted.

5.9	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and all disputes arising under this Agreement shall be referred to and the parties hereto irrevocably attorn to the jurisdiction of the courts of British Columbia.

5.10	Further Assurances

The Corporation and the Indemnified Party agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents or instruments as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Section 4.2 hereof.

5.11	Invalid Terms Severable

If any term, clause or provision of this Agreement shall be held to be invalid or contrary to law, the validity of any other term, clause or provision shall not be affected and such invalid term, clause or provision shall be considered severable and the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law.

5.12	Binding Effect

All of the agreements, conditions and terms of this Agreement shall extend to and be binding upon the Corporation and its successors and assigns and shall enure to the benefit of and may be enforced by the Indemnified Party and his heirs, executors, administrators and other legal representatives, successors and assigns. This Agreement amends, modifies and supersedes any previous agreements between the parties hereto relating to the subject matters hereof.

5.13	Independent Legal Advice

The Indemnified Party acknowledges having been advised to obtain independent legal advice with respect to entering into this Agreement, has obtained such independent legal advice or has expressly determined not to seek such advice, and that is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party's own free will and with full capacity and authority to do so.

5.14	Extension of Agreement to Additional Interested Corporation

This Agreement shall be deemed to extend and apply, without any further act on behalf of the Corporation or the Indemnified Party, or amendment hereto, to any corporation, society, partnership, association, syndicate, joint venture or trust which may at any time become an Interested Corporation (but, for greater certainty, not with respect to Other Entities) and the Indemnified Party shall be deemed to have acted or be acting at the Corporation’s or an Interested Corporation’s request upon his being first appointed or elected as a director or officer of an Interested Corporation if then serving as a director or officer of the Corporation.

IN WITNESS WHEREOF the Corporation and the Indemnified Party have hereunto set their hands and seals as of the day and year first above written.

THE CORPORATE SEAL OF RITCHIE BROS. AUCTIONEERS INCORPORATED was hereunto affixed in the presence of:	) ) )
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By:	)
Name: ●	)	C/S
Title: ●	)
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SIGNED, SEALED AND DELIVERED by	)
● in the presence of:	)
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Signature	)
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Print Name	)
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Address	)
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Occupation	)